UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2012

KELLY SERVICES, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-1088	38-1510762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

999 WEST BIG BEAVER ROAD, TROY, MICHIGAN		48084
(Address of principal executive offices)		(Zip Code)

(248) 362-4444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Kelly Services, Inc. (the “Company”) held its annual meeting of stockholders (“annual meeting”) on May 9, 2012. The final results of voting on each of the matters submitted to a vote of security holders during the annual meeting are listed below.

Proposal 1

All of the nominees for election to the board of directors listed in the proxy statement were elected to serve until the next annual meeting and qualified with the following vote:

Name of Nominee	Number of Shares Voted “For”	Number of Shares Voted “Withheld”	Broker Non-Votes
Terence E. Adderley	3,380,813	19,906	14,338
Carol M. Adderley	3,380,913	19,806	14,238
Carl T. Camden	3,395,151	5,568	—
Jane E. Dutton	3,385,151	5,568	—
Maureen A. Fay, O.P.	3,395,151	5,568	—
Terrence B. Larkin	3,395,151	5,568	—
Conrad L. Mallett, Jr.	3,395,151	5,568	—
Leslie A. Murphy	3,395,151	5,568	—
Donald R. Parfet	3,395,151	5,568	—
Toshio Saburi	3,395,151	5,568	—
B. Joseph White	3,395,151	5,568	—

Proposal 2

The stockholders approved, by non-binding vote, compensation paid to named executive officers with the following vote:

Shares voted “For”	3,319,967
Shares voted “Against”	80,752
Shares abstained from voting	—
Broker non-votes	37,335

Proposal 3

A proposal to amend and restate the Kelly Services, Inc. Equity Incentive Plan was approved with the following vote:

Shares voted “For”	3,319,967
Shares voted “Against”	80,752
Shares abstained from voting	—
Broker non-votes	37,335

Proposal 4

Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2012 was approved with the following vote:

Shares voted “For”	3,432,876
Shares voted “Against”	4,105
Shares abstained from voting	1,073

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KELLY SERVICES, INC.
Date: May 10, 2012
/s/ Daniel T. Lis
Daniel T. Lis
Senior Vice President, General Counsel and Corporate Secretary

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